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                                                                    EXHIBIT 16.1


                           MASSELLA, TOMARO & CO., LLP
                          375 North Broadway, Suite 103
                             Jericho, New York 11753



                                                              February 28, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

     We have read Item 4 of Form 8-K dated February 26, 2001 of Accident Prevention Plus, Inc. and are in agreement with the statements contained in paragraphs (a)(i), (a)(ii), (a)(iv), and (a)(v) and the first sentence of (C) of
Item 4. We have no basis to agree or disagree with other statements of the registrant contained therein.



                                               /s/ Massella, Tomaro & Co., LLP
                                               -------------------------------
                                               Massella, Tomaro & Co., LLP




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